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                                                                    EXHIBIT 21.1

                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                  OrthAlliance Finance, Inc.         -        Delaware


                  PedoAlliance, Inc.                 -        Delaware



                                       E-5